UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

4D pharma plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
5th Floor, 9 Bond Court Leeds United Kingdom

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

to be so registered

American Depositary Shares, each representing 8 ordinary shares, nominal value £0.0025 per share

Ordinary Shares, nominal value £0.0025 per share*

Warrants, each exercisable for 3.76575 ordinary shares, nominal value £0.0025 per share

Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC* The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-250986

Securities to be registered pursuant to Section 12(g) of the Act: None

* Not for trading, but only in connection with the listing of the American Depositary Shares on the Nasdaq Stock Market LLC. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities of 4D pharma plc (the “Registrant”) hereby incorporates by reference (a) the description of its ordinary shares, nominal value £0.0025 per share, contained, in each case, in the Registrant’s Registration Statement on Form F-4 (file no. 333-250986), as originally filed with the Securities and Exchange Commission on November 25, 2020, as amended from time to time (the “Registration Statement”), under the heading “Description of 4D Pharma Securities and Articles of Association,” (b) the description of its American Depositary Shares, each representing 8 ordinary shares, nominal value £0.0025 per share, contained under the heading “Description of 4D Pharma American Depositary Shares” and (c) the description of the warrants, contained under the heading “Description of 4D Pharma Securities and Articles of Association – Warrants Assumed by 4D Pharma”. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 23, 2021	4D pharma plc

	By:	/s/ Duncan Peyton
Duncan Peyton
Chief Executive Officer